Exhibit 4.45

Supplemental Agreement

This Supplemental Agreement (this “Agreement”) is entered into on February 16, 2017 by and among:

1.      Zhu Xudong

ID No.:

2.      Ding Zuyu

ID No.:

3.      He Yinyu

ID No.:

4.                  Shanghai SINA Leju Information Technology Co., Ltd. (hereinafter referred to as “WFOE”)

Registered Address: Room 204-B, No.128, Zhangjiabang Road, China (Shanghai) Pilot Free Trade Zone

5.                  Beijing Yisheng Leju Information Services Co., Ltd. (hereinafter referred to as “Company”)

Registered Address:  Room 806-810, Ideal International Building, No.58, North Fourth Ring West Road, Haidian District, Beijing

(All the parties hereto are collectively referred to as the “Parties”, and individually, a “Party”.)

Whereas:

1.                 On February 16, 2017, Zhu Xudong, Ding Zuyu and He Yinyu signed an Equity Transfer Agreement (“Equity Transfer Agreement”), whereupon Ding Zuyu agrees to transfer to He Yinyu the 20% equity he holds in the Company (“Equity Transfer”).

2.                 The Parties intend to supplement the Equity Transfer Agreement in respect of the Equity Transfer.

Through amicable negotiation, the Parties now agree to each other as the follows:

1.                 Zhu Xudong, He Yinyu, the WFOE and the Company agree to enter into the Loan Agreement, Exclusive Call Option Agreement, Shareholder Voting Rights Proxy Agreement and Equity Pledge Agreement (collectively, “Transaction Agreements”) in the form as set out in the appendixes hereto upon the Equity Transfer becoming effective pursuant to the Equity Transfer Agreement, and register the equity pledge under the Equity Pledge Agreement in the Company’s shareholder register.

2.                 The Parties agree and covenant to take all the actions (including approval by the shareholders’ resolution of the execution, delivery and performance of the Transaction Agreements) necessary for the Transaction Agreement to be duly executed and delivered according to this Agreement.

3.                 The laws of the People’s Republic of China shall govern this Agreement. Any disputes arising out of or relating to this Agreement shall be solved through amicable negotiation between the Parties. If the Parties fail to reach an agreement within 30 days from the date when such disputes arise, the same shall be submitted to China International Economic and Trade Arbitration Commission Shanghai branch for arbitration in Shanghai according to the arbitration rules of the Commission. The arbitration award will be final, and binding upon the Parties.

4.      This Agreement takes effect as from the date as duly executed by the Parties.

[Intentionally left blank below]

[Signature Page]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the day first above written.

Zhu Xudong

Signature:	/s/Zhu Xudong

Ding Zuyu

Signature:	/s/Ding Zuyu

He Yinyu

Signature:	/s/He Yinyu

Shanghai SINA Leju Information Technology Co., Ltd.
(Seal)

Signature:	/seal/
Name:
Position:

Beijing Yisheng Leju Information Services Co., Ltd.
(Seal)

Signature:	/seal/
Name:
Position:

Appendix

1. Form of Loan Agreement;

2. Form of Exclusive Call Option Agreement;

3. Form of Shareholder Voting Rights Proxy Agreement;

4. Form of Equity Pledge Agreement.